SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 4, 2002
(Date of Report)
(Date of Earliest Event
Reported)

CORIXA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22891 (Commission File No.)	91-1654387 (IRS Employer Identification No.)

1124 Columbia Street, Suite 200, Seattle, WA 98104-2040
(Address of Principal Executive Offices, including Zip Code)

(206) 754-5711
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     On December 4, 2002, Corixa announced that it had sold 636,173 shares of Corixa common stock to Amersham Health for a total purchase price of $5 million in cash. This sale was made pursuant to a previously disclosed October 2001 agreement with Amersham Health. Under the terms of the agreement, at Corixa’s option, Corixa has the ability to sell an additional $5 million of shares to Amersham Health at fair market value, which is determined according to the average of the closing price of Corixa common stock over a specified period surrounding the date of issuance. Corixa must exercise this option to sell an additional $5 million of shares to Amersham Health on or before April 26, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIXA CORPORATION

Date: December 5, 2002	By:	/s/ MICHELLE BURRIS

Name: Michelle Burris Its: Senior Vice President and Chief Financial Officer